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                                                                     EXHIBIT 24

                               POWER OF ATTORNEY


         The undersigned, Herbert S. Winokur, Jr., a director of Azurix Corp. ("Azurix"), does hereby constitute and appoint Rodney L. Gray, Edward N. Robinson and John C. Ale, and each of them, with full power of substitution, my true and lawful attorneys-in-fact and agents to do any and all acts and things in my name and behalf in my capacity as director, and to execute any and all instruments for me and in my name in the capacity as director which such person may deem necessary or advisable to enable Azurix to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement filed under Registration No. 333-74379, including, specifically, but not limited to, power and authority to sign for me, in the capacity of director and any and all amendments (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Act) hereto; and I do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.


         Dated this 27th day of April, 1999.



                                         /s/ HERBERT S. WINOKUR, JR.
                                         ---------------------------
                                         Herbert S. Winokur, Jr.